EXHIBIT 4.b.(ii)

                                 FIRST AMENDMENT TO
                             SECOND AMENDED AND RESTATED
                       REVOLVING CREDIT AND TERM LOAN AGREEMENT


         THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Agreement") is made effective as of the tenth day of December, 1997, by and among ALEXANDER & BALDWIN, INC., a Hawaii corporation (the "Parent"), a Hawaii corporation, A&B-HAWAII, INC., a Hawaii corporation ("A&B-Hawaii") (the Parent and A&B-Hawaii are hereinafter referred to jointly and severally as the "Borrowers" and individually as a "Borrower"), the banks (herein called, individually, a "Bank" and, collectively, the "Banks") from time to time party to that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 31, 1996, (the "Credit Agreement") and FIRST HAWAIIAN BANK, a Hawaii corporation, as agent for the Banks (the "Agent").

I.   BACKGROUND.
     ----------

     A. All capitalized terms used herein shall have the meanings set forth in the Credit Agreement except as otherwise expressly provided herein.

     B. The Banks other than The Bank of New York extended a revolving credit facility with a term loan feature to the Borrowers pursuant to the terms and conditions of the Credit Agreement.

     C. The Banks which shall have a Commitment hereunder from and after the date hereof are set forth on Schedule I attached hereto and Credit Lyonnais Los Angeles Branch shall not have any Commitment hereunder from and after the date hereof.

     D. The parties hereto intend that any outstanding Eurodollar Loan(s) and CD Loan(s) be repaid and/or reallocated in such a manner as to avoid prepayment before the expiration of their current Eurodollar Interest Period and CD Interest Period, as applicable, and that after repayment of any outstanding Loans from Credit Lyonnais Los Angeles Branch that Credit Lyonnais Los Angeles Branch shall not be a party to the Credit Agreement or be a "Bank" thereunder.

     E. The parties hereto have agreed to amend the Credit Agreement to (i) extend the Revolving Termination Date, (ii) reallocate the Revolving Commitments of the Banks as set forth on Schedule I attached hereto, and (iii) amend Section 7.4 of the Credit Agreement as set forth herein.

     F. The Banks are willing to so amend the Credit Agreement in accordance with the terms and conditions of this Agreement.


II.  AGREEMENTS.
     ----------

     In consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     A.  Termination Date.  The definition of "Termination Date" in Subsection
         ----------------                      ----------------
9.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

         "Termination Date": shall mean November 30, 1999, or the
          ----------------
date to which such date is extended from time to time as provided in
Section 1.1B hereof.

     B.  Schedule I.  Schedule I to the Credit Agreement is hereby deleted and
         ----------
replaced with Schedule I attached hereto. From and after the date hereof, Credit Lyonnais Los Angeles Branch shall not have any Commitment under the Credit Agreement.

     C.  Issuance of Revolving Credit Notes; and Issuance of Rider.  On the
         ---------------------------------------------------------
date hereof, and as a condition to the effectiveness of this Agreement, (i) the Borrowers shall issue a Revolving Credit Note, dated the date hereof, in the form of Exhibit A hereto, in the amount of twenty million dollars ($20,000,000.00) to The Bank of New York; and (ii) Borrowers shall issue a Third Rider to Revolving Credit Note, dated the date hereof, in the form of Exhibit B hereto, to Union Bank of California.

     D.  Reallocation of Existing Loans and Repayment of Credit Lyonnais Los
         -------------------------------------------------------------------
Angeles Branch.
--------------

     1. If on the date hereof there shall be any outstanding Term Loans or Prime Loans, on the date hereof with respect to each such Loan, as conditions to the effectiveness of this Agreement:

         (a) Not later than 8:00 am, Hawaii time, the Agent shall advise each Bank of such Bank's Proportional Share of such outstanding Loans determined in accordance with the Commitments set forth on Schedule I attached hereto (the "Revised Proportional Share") and the amount by which such Bank's Revised Proportional Share exceeds or is less than such Bank's Proportional Share determined in accordance with the Commitments set forth on Schedule I to the Credit Agreement (the "Former Proportional Share").

         (b) To the extent that any Bank's Revised Proportional Share exceeds such Bank's Former Proportional Share, such Bank shall, not later than 10:00 am, Hawaii time, provide to the Agent at its office specified in Section
12.4 of the Credit Agreement, immediately available funds in Dollars such amount together with any accrued but unpaid interest on such amount determined in accordance the Credit Agreement.

         (c) To the extent that any Bank's Former Proportional Share exceeds such Bank's Revised Proportional Share, the Agent shall, not later than 12:00 noon, Hawaii time, provide to such Bank immediately available funds in Dollars in such amount together with any accrued but unpaid interest on such amount determined in accordance the Credit Agreement.

         (d) The Agent shall, not later than 12:00 noon, Hawaii time, provide to Credit Lyonnais Los Angeles Branch, the outstanding principal amount of its Proportional Share of such Loan(s) with immediately available funds in Dollars together with any accrued but unpaid interest on such amount determined in accordance the Credit Agreement.

     2. If on the date hereof there shall be any outstanding CD Loans or Eurodollar Loans, each such outstanding CD Loan and Eurodollar Loan shall remain in effect until the expiration date(s) of the current related Eurodollar Interest Period(s) or CD Interest Period(s), as applicable. If the Borrowers have elected pursuant to Section 1.7 B. of the Credit Agreement to extend such Loan(s), such outstanding Loan(s) shall be reallocated and repaid in the manner specified in subsections (a) through (d) below. Any such Loan(s) converted to a Prime Loan pursuant to said Section 1.7 B. shall be reallocated and repaid in the manner specified in Subsections (a) through (d) of Section II. D. 1., above, on the last day of the relevant CD Interest Period or Eurodollar Interest Period.

         (a) Not later than 8:00 am, Hawaii time, on the second Business Domestic Day or Eurodollar Business Day, as applicable, prior to the last day of the relevant CD Interest Period or Eurodollar Interest Period, the Agent shall advise each Bank of such Bank's Revised Proportional Share of such outstanding Loan and the amount by which such Bank's Revised Proportional Share exceeds or is less than such Bank's Former Proportional Share.

         (b) To the extent that any Bank's Revised Proportional Share exceeds such Bank's Former Proportional Share, such Bank shall, not later than 10:00 am, Hawaii time, on the last day of such CD Interest Period or Eurodollar Interest Period provide to the Agent at its office specified in Section 12.4 of the Credit Agreement, immediately available funds in Dollars such amount together with any accrued but unpaid interest on such amount determined in accordance the Credit Agreement.

         (c) To the extent that any Bank's Former Proportional Share exceeds such Bank's Revised Proportional Share, the Agent shall, not later than 12:00 noon, Hawaii time, on the last day of such CD Interest Period or Eurodollar Interest Period, provide to such Bank immediately available funds in Dollars in such amount together with any accrued but unpaid interest on such amount determined in accordance the Credit Agreement.

         (d) The Agent shall, not later than 12:00 noon, Hawaii time, on the last day of such CD Interest Period or Eurodollar Interest Period, provide to Credit Lyonnais Los Angeles Branch, the outstanding principal amount of its Proportional Share of such Loan(s) with immediately available funds in Dollars together with any accrued but unpaid interest on such amount determined in accordance the Credit Agreement.

     3. On the date on which Credit Lyonnais Los Angeles Branch shall have received repayment in full of all Loans made by Credit Lyonnais Los Angeles Branch and any other amounts payable to or on account of Credit Lyonnais Los Angeles Branch, Credit Lyonnais Los Angeles Branch shall cease to be a party to the Credit Agreement, shall cease for all purposes to be a Bank hereunder and Credit Lyonnais Los Angeles Branch shall return to the Agent for cancellation by the Borrowers the Revolving Credit Note, dated December 29, 1992, in the amount of twenty-five million dollars ($25,000,000.00);


     E.  Sale of Assets.    Section 7.4 of the Credit Agreement is hereby
         --------------
deleted in its entirety and replaced with the following:

         Section 7.4  Sale of Assets.  Each Borrower agrees that it
                      --------------
         will not, and Parent agrees that it will not permit Matson or any Subsidiary of Matson to, sell the accounts, contract rights or receivables pertaining to its business or sell, lease,
         abandon or otherwise dispose of, directly or indirectly, its assets or any portion thereof except in the ordinary course of business; provided, however, that the Borrowers, Matson
                      --------  -------
         or any Subsidiary of Matson may discontinue or sell the operations of any division of its business (other than discontinuing or selling the Borrowers' HC&S division substantially in its
         entirety), or otherwise may dispose of any operation, right, privilege or property, if management shall deem the same advisable in the interest of the business of such Borrower and of Matson and Matson's Subsidiaries, subject to the
         provisions of Section 7.5 hereof, and subject to the further provisions that, (i) in any fiscal year, the aggregate value of all such dispositions not in the ordinary course of
         business shall not exceed twenty percent (20%) of
         Consolidated Total Assets, and (ii) from and after September
         30, 1996, the aggregate value of all such dispositions not in the ordinary course of business shall not exceed three
         hundred sixty million dollars ($360,000,000), provided that
                                                       --------
         at any time such assets disposed of since the beginning of the most recently ended fiscal year shall not have contributed more than an average of twenty percent (20%) of Parent's
         Consolidated Net Income during the two most recently ended fiscal years and, provided further that the proceeds of any
                           ---------------
         such dispositions in excess of one hundred million dollars ($100,000,000) after September 30, 1996 shall be applied to the repayment of Funded Indebtedness. Sales of assets from the Borrowers' property management and development activities, and sales of marketable securities owned by the Parent and that are not securities issued by a Subsidiary shall be deemed within the ordinary course of business.
         Nothing in this Section 7.4 shall restrict any transfer of any assets from A&B-Hawaii to the Parent at any time or from time to time.

     F.  Notices.  Section 12.4 of the Credit Agreement is hereby amended to
         -------
 add to the phrase "The Banks:  At the addresses indicated on the signature
                    ---------
 pages below" the following:

     "or, if modified, on the signature pages of any amendment or supplement hereto."

     G.  Confirmation of Warranties and Covenants; No Event of Default.  All of
         -------------------------------------------------------------
the continuing warranties of the Borrowers contained in the Credit Agreement, are hereby confirmed and reaffirmed by the Borrowers as being true, valid and correct as of the date of this Agreement. The Borrowers represent and warrant that no Event of Default exists as of the date of this Agreement.

     H.  No Defenses.  The Borrowers acknowledge that the neither of them has
         -----------
any offsets, counterclaims, deductions, or defenses to payment or performance of its duties and obligations under the Credit Agreement.

     I.  Full Force and Effect.  The provisions of the Credit Agreement are
         ---------------------
hereby amended to conform with this Agreement, and in the event of any conflict between the provisions of this Agreement and the provisions of the Credit Agreement, the provisions of this Agreement shall control; but in all other respects, the provisions of the Credit Agreement shall continue in full force and effect.

     J.  Rights of the Banks.  This Agreement is made on the express condition
         -------------------
that nothing contained herein shall in any way be construed as affecting, impairing, or waiving any rights of the Banks under the Credit Agreement.

     K.  Bind and Inure.  This Agreement shall be binding upon and inure to the
         --------------
benefit of the Banks, the Borrowers and their respective successors and assigns.

     L.  Applicable Law; Severability.  This Agreement shall be governed by and
         ----------------------------
interpreted in accordance with the laws of the State of California. If any provision of this Agreement is held to be invalid or unenforceable, the validity or enforceability of the other provisions shall remain unaffected.

     M.  Paragraph Headings.  The headings of paragraphs in this Agreement are
         ------------------
inserted only for convenience and shall in no way define, describe, or limit the scope or intent of any provision of this Agreement.

     N.  Counterparts.  The parties to this Agreement agree that this Agreement
         ------------
may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall together constitute one and the same agreement, binding all of the parties hereto, notwithstanding all of the parties are not signatory to the original or the same counterparts. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. For all purposes, including, without limitation, recordation and delivery of this Agreement, duplicate unexecuted and unacknowledged pages of the counterparts may be discarded and the remaining pages assembled as one document.

                   [REST OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.




ALEXANDER & BALDWIN, INC.                 FIRST HAWAIIAN BANK

By /s/ Thomas A. Wellman                  By /s/ Adolph F. Chang
   --------------------------------          -------------------------------
   Its Controller & Asst. Treasurer          Its Vice President

                                                  As a "Bank" and as "Agent"
By /s/ G. R. Rogers
   --------------------------------
   Its Exec. VP, CFO & Treasurer          BANK OF AMERICA NATIONAL TRUST
                                          AND SAVINGS ASSOCIATION

A&B-HAWAII, INC.                          By /s/ James P. Johnson
                                             -------------------------------
By /s/ Thomas A. Wellman                     Its Managing Director
   --------------------------------
   Its VP, Controller & Asst. Treasurer        As a "Bank" and as "Co-Agent"


By /s/ G. R. Rogers                       THE UNION BANK OF CALIFORNIA,N.A.
   --------------------------------
   Its Senior VP, CFO & Treasurer
                                          By /s/ John C. Lee
                        "Borrowers"          -------------------------------
                                             Its Assistant Vice President

                                                                 As a "Bank"
CREDIT LYONNAIS
LOS ANGELES BRANCH
                                          BANK OF HAWAII
By /s/ Dianne M. Scott
   --------------------------------       By /s/ Robert M. Wheeler, III
   Its Vice President and Manager            -------------------------------
                                             Its Vice President
              As a "Departing Bank"
                                                                 As a "Bank"


                                          THE BANK OF NEW YORK

                                          By /s/ Elizabeth T. Ying
                                             -------------------------------
                                             Its Vice President

                                                                 As a "Bank"

                                          The Bank of New York
                                          10990 Wilshire Boulevard
                                          Suite 1125
                                          Los Angeles, CA 90024
                                          Attn:  Ms. Elizabeth T. Ying
                                                 Vice President
                                          Telephone: (310) 996-8661
                                          Facsimile: (310) 996-8667

                                  SCHEDULE I

                                          Commitments
                                          -----------

First Hawaiian Bank                       $ 45,000,000
Bank of America National
  Trust and Savings Association             45,000,000
Bank of Hawaii                              30,000,000
The Union Bank of California, N.A.          15,000,000
The Bank of New York                        20,000,000
                                          ------------
      TOTAL                               $155,000,000

                                  EXHIBIT A

                            REVOLVING CREDIT NOTE


$20,000,000                                          San Francisco, California

                                                          --------------, 1997

            ALEXANDER & BALDWIN, INC., a Hawaii corporation and A&B-HAWAII, INC., a Hawaii corporation (hereafter referred to jointly and severally as the "Borrowers"), FOR VALUE RECEIVED, hereby jointly and severally promise to pay to the order of THE BANK OF NEW YORK (the "Payee") at the offices of First Hawaiian Bank, a Hawaii corporation located at 999 Bishop Street, Honolulu, Hawaii, the principal sum of Twenty Million Dollars ($20,000,000), on the Termination Date (as defined in the Agreement referred to below) in lawful money of the United States of America and in immediately available funds.

            The Borrowers jointly and severally promise also to pay interest on the unpaid principal amount thereof in like money and funds at said office from the date hereof until paid at the rates per annum which will be determined in accordance with the provisions of Article I and Article II of the Second Amended and Restated Revolving Credit and Term Loan Agreement (the "Agreement") effective as of December 31, 1996, among the Borrowers, the Payee and the other banks party thereto, said interest to be payable at the times provided for in the Agreement.

            This Note is one of the Notes referred to in the Agreement and is entitled to the benefits thereof. This Note is subject to prepayment, in whole or in part, as specified in the Agreement. In case an Event of Default, as defined in the Agreement, shall occur and shall be continuing, the principal of and accrued interest on this Note may become due and payable in the manner and with the effect provided in the Agreement.

            The Borrowers hereby waive presentment, demand, protest or notice of any kind in connection with this Note.

            This Note shall be governed by and construed in accordance with the laws of the State of California.

                                   ALEXANDER & BALDWIN, INC.


                                   By
                                     ---------------------------------------
                                      Its


                                   By
                                     ---------------------------------------
                                      Its


                                   A&B-HAWAII, INC.


                                   By
                                     ---------------------------------------
                                      Its


                                   By
                                     ---------------------------------------
                                      Its

                                  EXHIBIT B

                     THIRD RIDER TO REVOLVING CREDIT NOTE
                          (UNION BANK OF CALIFORNIA)


            This Third Rider to Revolving Credit Note, dated as of            ,
                       ,                                           -----------
1997, by and between Alexander & Baldwin, Inc., a Hawaii corporation, A&B-Hawaii, Inc., a Hawaii corporation (jointly and severally, the "Borrowers"), and Union Bank of California, N.A. (formally, The Bank of California, N.A., the "Bank") amends and is to be attached to the Revolving Credit Note dated
April 1, 1989 in the original principal amount of $20,000,000 issued by the Borrowers in favor of the Bank (the "Revolving Credit Note"), which Revolving Credit Note was amended by the First Rider to Revolving Credit Note dated November 26, 1991 and as further amended by the Second Rider to Revolving Credit Note dated December 29, 1992.

            The Borrowers and Bank hereby agree as follows:

            1.  Amendment.  The number "10,000,000" in each instance it appears
                ---------
in the Revolving Credit Note, as amended, shall be increased to "15,000,000," and the words "Ten Million Dollars" shall be changed to "Fifteen Million Dollars."

            2.  Continuation.  Except as expressly amended hereby, the
                ------------
Revolving Credit Note, as amended, shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties have executed this Third Rider as of the date first written above.


                                   ALEXANDER & BALDWIN, INC.,
                                      a Hawaii corporation


                                   By
                                     ---------------------------------------
                                      Its


                                   By
                                     ---------------------------------------
                                      Its



                                   A&B-HAWAII, INC.,
                                      a Hawaii corporation


                                   By
                                     ---------------------------------------
                                      Its


                                   By
                                     ---------------------------------------
                                      Its



                                   UNION BANK OF CALIFORNIA, N.A.,


                                   By John C. Lee
                                     ---------------------------------------
                                      Its Assistant Vice President